UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2017

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Tender Offer

On May 1, 2017, AV Homes, Inc. (the “Company”) issued a press release announcing a tender offer for certain outstanding senior notes of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Offering of Senior Notes

On May 1, 2017, the Company issued a press release announcing that it had commenced a private offering to eligible purchasers of $300 million aggregate principal amount of senior notes due 2022 (the “Notes”). In accordance with Rule 135(c) of the Securities Act of 1933, as amended (the “Securities Act”), a copy of this press release is being filed as Exhibit 99.2 to this report. Accordingly, this notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of the Company.

The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Unsecured Credit Facility

As of May 1, 2017, lead arrangers had received commitments from financial institutions to a new senior unsecured revolving credit facility in an aggregate amount of $155 million, subject to satisfactory documentation and certain other conditions. The unsecured revolving credit facility would replace and refinance any outstanding indebtedness under our existing senior secured revolving credit facility. The unsecured revolving credit facility would mature on July 28, 2020, would continue to be guaranteed by certain of our subsidiaries and would include an accordion feature to allow for increases in incremental commitments up to an aggregate facility amount of $250 million. The closing of the unsecured revolving credit facility is uncertain and will be subject to various closing conditions and documentation satisfactory to the lenders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 1, 2017

99.2	Press Release dated May 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

May 1, 2017	By:	/s/ Roger A. Cregg
		Name:	Roger A. Cregg
		Title:	Director, President, and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 1, 2017

99.2	Press Release dated May 1, 2017